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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 64                                  Trade Date: 04/21/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/24/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 22, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFN9              $6,259,000.00              3.15%                 10/15/08                 100%



    Interest Payment
       Frequency                                                                  Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption          (including the redemption price)
    ----------------        -----------------     ---------------------          --------------------------------
        5/15/03                    Yes                     Yes                           100% 04/15/04
        monthly                                                                    semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $6,190,151.00             $68,849.00                $1.75             ABN AMRO Financial
                                                                             Services, Inc.
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